UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2023
_____________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address or principal executive offices)			(Zip code)
(616) 247-2710

(Registrant's telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
_______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On July 12, 2023 (the “Effective Date”), the shareholders of Steelcase Inc. (the “Company”) approved the Steelcase Inc. Incentive Compensation Plan (the “ICP”). The ICP allows the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, phantom shares and other share-based awards to employees and directors of the Company and its subsidiaries or affiliates and other individuals designated by the Compensation Committee of the Company’s Board of Directors. The maximum number of shares of the Company’s Class A Common Stock available for issuance under the ICP is 4,748,807 plus the number of shares that are subject to or underlie awards made under the ICP prior to the Effective Date which expire or are cancelled or forfeited following the Effective Date, except for shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award. Awards under the ICP are determined by the Compensation Committee of the Company’s Board of Directors or by the Company’s Chief Executive Officer pursuant to delegated authority and subject to certain limitations.

A copy of the ICP is attached as Exhibit 10.1 and is incorporated herein by reference. A summary of the ICP is also included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 31, 2023, beginning on page 71, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on July 12, 2023.  At that meeting, shareholders voted on five proposals presented in the Company's Proxy Statement dated May 31, 2023 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of twelve nominees to the Board of Directors

	For		Against		Abstentions
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Sara E. Armbruster	257,606,237	99.1%	2,382,072	0.9%	29,258	—%	12,131,639
Timothy C. E. Brown	218,507,268	84.0%	41,465,726	15.9%	44,573	—%	12,131,639
Connie K. Duckworth	225,117,270	86.6%	34,861,345	13.4%	38,952	—%	12,131,639
Sanjay Gupta	259,797,925	99.9%	189,491	0.1%	30,151	—%	12,131,639
Todd P. Kelsey	259,019,230	99.6%	836,748	0.3%	161,589	0.1%	12,131,639
Jennifer C. Niemann	257,643,718	99.1%	2,344,938	0.9%	28,911	—%	12,131,639
Robert C. Pew III	257,447,276	99.0%	2,536,763	1.0%	33,528	—%	12,131,639
Cathy D. Ross	255,654,603	98.3%	4,334,115	1.7%	28,849	—%	12,131,639
Catherine C. B. Schmelter	225,291,583	86.6%	34,686,833	13.3%	39,151	—%	12,131,639
Peter M. Wege II	255,233,305	98.2%	4,752,800	1.8%	31,462	—%	12,131,639
Linda K. Williams	225,471,282	86.7%	34,502,630	13.3%	43,655	—%	12,131,639
Kate Pew Wolters	223,436,340	85.9%	36,538,870	14.1%	42,357	—%	12,131,639

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
253,633,695	97.5%	6,306,761	2.4%	77,111	—%	12,131,639

·	Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation

1 Year		2 Years		3 Years		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
135,081,700	52.0%	72,218,794	27.8%	52,656,344	20.3%	60,729	—%	12,131,639

Consistent with a majority of the votes cast with respect to Proposal 3 and with the recommendation of the Company's Board of Directors, the Company will include a shareholder advisory vote on the compensation of its named executive officers in its proxy materials annually until the next required vote on the frequency of shareholder advisory votes on the compensation of its named executive officers.

·	Proposal 4: Approval of the Steelcase Inc. Incentive Compensation Plan

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
256,178,259	98.5%	3,714,175	1.4%	125,133	—%	12,131,639

·	Proposal 5: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
269,914,837	99.2%	2,049,364	0.8%	185,005	0.1%

Item 9.01. Financial Statements and Exhibits.

(d)EXHIBITS.

Exhibit No.	Description
10.1	Steelcase Inc. Incentive Compensation Plan, as amended and restated as of July 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer
Date: July 14, 2023